Exhibit 99.1

Contact:	Paul K. Suijk Senior Vice President and CFO (804) 287-5694

Cadmus Communications Announces Receipt of Required Consents in

Connection with Tender Offer for 9 3/4% Senior Subordinated Notes due 2009

RICHMOND, Virginia (May 13, 2004)—Cadmus Communications Corporation (“Cadmus” or “the Company”) announced today that, in connection with its cash tender offer for any and all of its $125 million outstanding 9¾% Senior Subordinated Notes due 2009 (the “Notes”) and the related consent solicitation (the “Offer”), it has received the required consents to eliminate substantially all of the restrictive covenants and the related events of default in the indenture governing the Notes, other than the covenants to pay principal of and interest on the Notes when due, as detailed in the Offer to Purchase and Consent Solicitation Statement dated April 29, 2004.

As a result of obtaining the required consents, Cadmus will execute and deliver a supplemental indenture setting forth the amendments. The supplemental indenture will provide that the amendments will only become operative when the Company accepts tendered Notes for purchase.

As of 5:00 p.m. on the Consent Date, Cadmus had received tenders of Notes and deliveries of related consents from holders of 100% of the Notes outstanding. Those holders who tendered Notes prior to the Consent Date will receive, subject to the terms and conditions of the Offer, the total consideration to be paid per $1,000 principal amount of Notes validly tendered, which is $1,052.50 and includes the consent payment of $30 per $1,000 principal amount of Notes. Subject to the terms and conditions of the Offer, including satisfaction of the financing condition, the total consideration will be payable to the holders entitled thereto, together with accrued and unpaid interest to, but excluding, the settlement date.

The Company has engaged Wachovia Securities and Banc of America Securities LLC to act as dealer managers and solicitation agents in connection with the Offer. Questions regarding the Offer may be directed to Wachovia Securities’ Liability Management Group at (866) 309-6316 (U.S. toll-free) or (704) 715-8341 (collect) or Banc of America Securities LLC’s High Yield Special Products Group at (888) 292-0070 (U.S. toll-free) or (212) 847-5834 (collect).

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world’s largest provider of content management and production services to scientific, technical and medical journal publishers, the fourth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. Additional information about Cadmus is available at www.cadmus.com.

Statements contained in this release relating to Cadmus’ future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (4) significant price pressure in the markets in which we compete, (5) the loss of significant customers or the decrease in demand from customers, (6) our ability to continue to obtain improved efficiencies and lower production costs, (7) the financial condition and ability to pay of certain customers, (8) the impact of industry consolidation among key customers, and (9) our ability to operate effectively in markets outside of North America. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.